Exhibit 99.1

FORM OF LETTER OF TRANSMITTAL FOR

THE REDEMPTION OF

CAROLINA GROUP STOCK

At 9:00 a.m., New York City time on                     , 2008 (the “Redemption Date”), holders of record of Carolina Group Stock will receive one share of Lorillard Common Stock in exchange for each share of Carolina Group Stock they hold. However, Loews may extend the Redemption Date on one or more occasions to a date that is not less than ten days after the date of the notice of extension for any reason. No vote, consent on election of Carolina Group Stock holder is required in connection with the Redemption.

I/we the undersigned, surrender to you for redemption of the share(s) identified below. I/we certify that I/we have complied with all requirements as stated in the instructions on the reverse side, was/were the registered holder(s) of the shares of Carolina Group stock represented by the enclosed certificate(s) on the effective date of the Redemption, have full authority to surrender these certificate(s), and give the instructions in this Letter of Transmittal and warrant that the share(s) represented by these certificate(s) are free and clear of all liens, restrictions, adverse claims and encumbrances.

Please complete the back if you would like to transfer ownership or request special mailing.

 SUBSTITUTE FORM W-9
PLEASE CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER BY SIGNING BELOW OR WRITE “APPLIED FOR”.
If the Taxpayer Identification number
printed above is INCORRECT ²
OR if the space is BLANK write

in the CORRECT number here.

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (I am waiting for a number to be issued to me), and

2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest of dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3. I am a U.S. person (including a U.S. resident alien)

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest dividends on your tax return.

Signature:	Date:

CERTIFICATION OF PAYEE AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify, under penalties of perjury, that a Taxpayer Identification Number has not been issued to me, and that I mailed or delivered an application to receive a Taxpayer Identification Number to the appropriate IRS Center or Social Security Administration Office (or I intend to mail or deliver an application in the near future). I understand that notwithstanding that I have written “Applied For” above and have completed the Certification of Payee Awaiting Taxpayer Identification Number, the applicable percentage of all payments made to me pursuant to this [Redemption / Exchange Offer] shall be withheld until I provide a Taxpayer Identification Number to the [Redemption Agent / Exchange Agent].

Signature:	Date:

Ž List only certificate(s) surrendering here.	Certificate No(s).	Number of Shares

Œ	Signature: This form must be signed by the registered holder(s) exactly as their name(s) appears above or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.

X
Signature of Shareholder	Date	Daytime Telephone #	TOTAL CERTIFICATED SHARES
HELD BY YOU
X
Signature of Shareholder	Date	Daytime Telephone #	 Certificated Shares Presented with this letter of Transmittal

If you cannot produce some or all of your Carolina Group stock certificates, you must obtain a lost instrument open penalty surety bond. Please see the reverse side of this form for instructions.

 AFFIDAVIT OF LOST, MISSING OR DESTROYED CERTIFICATE(S) AND AGREEMENT OF INDEMNITY	Investor ID Number
THIS AFFIDAVIT IS INVALID IF A CHECK IS NOT INCLUDED AND IF THE AFFIDAVIT IS NOT SIGNED AND NOTARIZED BELOW. NOTE: FOREIGN OWNERS MUST also include Apostille seal or legal equivalent.

TOTAL SHARES LOST
Please Fill in Certificate No(s), if known	Number of Shares

Attach separate schedule if needed

By signing this form I/We or myself/ourselves swear, depose and state that: I/We or myself/ourselves am/are the lawful owner(s) of the certificate(s) hereinafter referred to as the “securities” described in the Letter of Transmittal. The securities have not been endorsed, pledged, cashed, negotiated, transferred, assigned, or otherwise disposed of. I/We or myself/ourselves have made a diligent search for the securities and have been unable to find it or them and make this Affidavit for the purpose of inducing the sale, exchange, redemption, or cancellation of the securities, as outlined in the Letter of Transmittal, without the surrender of the original(s), and also to request and induce Federal Insurance Company to provide suretyship for me/us to cover the missing securities under its Blanket Bond # 8302-00-67. I/We or myself/ourselves hereby agree to surrender the securities for cancellation should I/We or myself/ourselves, at any time, find the securities.

I/We or myself/ourselves hereby agree for myself/ourselves, my/our heirs, successors, assigns and personal representatives, in consideration of the proceeds of the sale, exchange, redemption or cancellation of the securities, and the aforementioned suretyship, to indemnify, protect and hold harmless Federal Insurance Company (the Surety), Mellon Investor Services LLC, Carolina Group, Lorillard, Inc., Loews Corporation, all their subsidiaries and any other party to the transaction, from and against any and all loss, costs, and damages including court costs and attorney’s fees, which they may be subject to or liable for in respect to the sale, exchange, redemption, or cancellation of the securities without requiring surrender of the original securities. The rights accruing to the parties under the preceding sentence shall not be limited or abridged by their negligence, inadvertence, accident, oversight, breach or failure to inquire into, contest, or litigate any claim, whenever such negligence, inadvertence, accident, oversight, breach or failure may occur or may have occurred. I/We or myself/ourselves agree that this Affidavit and Indemnity Agreement is to become part of Blanket Bond # 8302-00-67 underwritten by Federal Insurance Company.

Any person who, knowingly and with intent to defraud any insurance company or other person, files an application or statement of claim, containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and shall also be subject to civil penalties as prescribed by law.

X Signed by Alfiant (stockholder)		on this (date)
	(Deponent) (Indemintor) (Heirs Individually)		Month Day Year

Social Security #	Date	Notary Public

Lost Securities Surety Premium/Service Fee Calculation

The following formula should be used to calculate the surety premium, if any, and service fee that you must submit with this form.

1. Calculate the share value of the lost shares by multiplying the number of shares that are lost by the Cash Rate:

•	Enter number of share(s) lost X (Cash Rate) $66.19 = $ share value

•

If the share value exceeds $500,000, or if the shareholder is foreign and the share value exceeds $100,000, do not complete this affidavit, Complete only the Transmittal Form and contact Mellon Investor Services regarding the lost certificate(s).

2. Only calculate a Surety Premium if the share value exceeds $3,000.00, otherwise enter zero (0) on the Surety Premium line below.

•	The surety premium equals 1% (.01) of the share value noted in line 1 above : $ X (1%) or (.01) = $ Surety Premium

3. Add the service fee based on the share value fee guide noted below                             $                      Service Fee

•	If the share value is less than or equal to $250.00, the Service Fee = $50.00

•	If the share value is greater than $250.00 but less than or equal to $3,000.00, the Service Fee = $100.00

•	If the share value is greater than $3,000.00, the Service Fee = $200.00

4. Total amount due (add lines 2 & 3)                                                                                  $                  Total Amount

Please enclose a money order, certified check or cashiers’ check for the required amount, made payable to Mellon Investor Services.

‘		’
Special Transfer Instructions		Special Mailing Instructions

If you want your stock to be issued in another name, fill in this section with the information for the new account name.	Signature Guarantee Medallion	Fill in ONLY if mailing to someone other than the undersigned or to the undersigned at an address other than that shown on the front of this card. Mail check(s) to:

Name (Please Print First, Middle & Last Name)	(Title of Officer Signing this Guarantee)	Name (Please Print First, Middle & Last Name)

Address (Number and Street)	(Name of Guarantor - Please Print)	Address (Number and Street)

(City, State & Zip Code)	(Address of Guarantor Firm)

(Tax Identification or Social Security Number)		(City, State & Zip Code)

INSTRUCTIONS FOR COMPLETING THE STOCK TRANSMITTAL FORM

Œ	Sign, date and include your daytime telephone number in this Transmittal form in Box 1 and after completing all other applicable sections return this form in the enclosed envelope.

	PLEASE SIGN IN BOX 2 TO CERTIFY YOUR TAXPAYER IDENTIFICATION NUMBER if you are a U.S. Person. If the Taxpayer Identification Number is incorrect or blank, write the corrected number in Box 2 and sign to certify. Please note that Mellon Investor Services may withhold 28% of your proceeds as required by the IRS if you fail to provide a correct Taxpayer Identification Number or the proper certification. If you are a non – U.S. Person, please complete and return Form W-8BEN.

Ž	Your certificate number(s) and share(s) and/or the total Certificated Shares you hold are shown in Box 3.

	Please indicate the total number of certificated share(s) of Carolina Group stock you are presenting with this letter of Transmittal in Box 4.

	If you cannot produce some or all of your Carolina Group stock certificates, you must obtain a lost instrument open penalty surety bond and file it with Mellon. To do so through Mellon’s program with Federal Insurance Company, complete Box 5 on the front side of this form, including the lost securities premium and service fees calculations, and return the form together with your payment as instructed. Please print clearly. Alternatively, you may obtain a lost instrument open penalty surety bond from an Insurance company of your choice that is rated A+XV or better by A. M. Best & Company. In that instance, you would pay a surety premium directly to the surety bond provider you select and you would pay Mellon its service fee only. Please contact us at the number provided below for further instructions on obtaining your own bond.

‘	If you want your stock of Lorillard to be issued in another name, fill in Box 6. Signature(s) in Box 6 must be medallion guaranteed.

’	Complete Box 7 only if your stock of Lorillard is to be delivered to a person other than the registered holder or to a different address.

HOW TO CONTACT MELLON INVESTOR SERVICES

By Telephone – 9 a.m. to 6 p.m. New York Time, Monday through Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1-888-777-3674 (Toll Free)

From outside the U.S.:

1-201-680-6579 (Collect)

WHERE TO FORWARD YOUR TRANSMITTAL MATERIALS

By Mail:	By Overnight Courier or By Hand:

Mellon Investor Services LLC	Mellon Investor Services LLC
Attn: Corporate Action Dept., 27th Floor	Attn: Corporate Action Dept., 27th Floor
P.O. Box 3300	480 Washington Boulevard
South Hackensack, NJ 07606	Jersey City, NJ 07310